EXHIBIT 10.19

FOURTH AMENDING AGREEMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 14, 2018

ALTALINK, L.P.
as Borrower
- and -
ALTALINK MANAGEMENT LTD.
as General Partner
- and -
THE BANK OF NOVA SCOTIA
as Agent of the Lenders, and as Lender

FOURTH AMENDING AGREEMENT TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 14, 2018 among AltaLink, L.P., as Borrower, AltaLink Management Ltd., as General Partner, The Bank of Nova Scotia as Agent of the Lenders (the “Agent”) and as a lender and all other lenders which become party thereto.
RECITALS
WHEREAS AltaLink Management Ltd., in its capacity as general partner of AltaLink, L.P., as Borrower, the Agent and the other parties hereto are parties to a Third Amended and Restated Credit Agreement made as of December 17, 2015 as amended by a First Amending Agreement dated as of December 15, 2016, a Second Amending Agreement dated as of December 14, 2017 and a Third Amending Agreement dated as of April 19, 2018 (the “Credit Agreement”);
AND WHEREAS the Borrower, the General Partner, the Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement in the manner and on the terms and conditions provided for herein.
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS
1.1    Definitions
All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
ARTICLE 2
AMENDMENTS
2.1    Amendments to Credit Agreement
The Credit Agreement is hereby amended as follows:
(a)    The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Maturity Date” means December 14, 2023, as may be extended pursuant to Subsection 5.2(b).
(b)    Subsection 2.9(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)
LIBOR Loans shall only be made available to the Borrower to the extent the Agent determines (which determination shall be made in good faith and shall be conclusive and binding) that U.S. Dollars are available to the Lenders on the London interbank eurocurrency market. The Agent will use all reasonable efforts to coordinate the obtaining of U.S. Dollars on the London interbank eurocurrency market and to quote LIBOR Rates on request of the Borrower from time to time. If at any time prior to the proposed commencement of a LIBOR Interest Period the Agent shall determine (which determination shall be made in good faith and shall be conclusive and binding) that by reason of circumstances affecting the London interbank eurocurrency market or the position of the Majority Lenders therein (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate to be applicable during such LIBOR Interest Period, (ii) the proposed LIBOR Rate does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such LIBOR Loans, or (iii) U.S. Dollars for such LIBOR Interest Period are not readily available to the Lenders, as the case may be, in the London interbank eurocurrency market, then the Agent shall give notice thereof to the Borrower prior to 10:30 a.m. on the day which is two (2) Business Days in advance of the proposed commencement of such LIBOR Interest Period, and such Loan, if not then outstanding as a LIBOR Loan, shall not be made and, if then outstanding as a LIBOR Loan, the Borrower shall then give a Notice of Borrowing in accordance with Section 2.4 converting the LIBOR Loan on the expiration of the then applicable LIBOR Interest Period to another Accommodation.
Notwithstanding the foregoing, if the LIBOR Rate is not available for any reason and such circumstances are unlikely to be temporary, then the “LIBOR Rate” for such LIBOR Interest Period shall be (x) a comparable successor or alternative interbank rate for deposits in U.S. Dollars that is, at such time, broadly accepted by the syndicated loan market in lieu of the “LIBOR Rate” and is reasonably acceptable to the Borrower and the Agent or (y) if no such broadly accepted comparable successor or alternative interbank rate exists at such time, a successor or alternative index rate as the Agent and the Borrower may determine.
(c)    Section 3.5 of the Credit Agreement is hereby amended by adding the following paragraph after the first paragraph therein:
The Borrower and the General Partner acknowledge and confirm that this Section 3.5 satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under this Agreement and that each of the Borrower and the General Partner is able to calculate the yearly rate or percentage of interest payable under this Agreement based upon the methodology set out in this Section 3.5. The Borrower and the General Partner each agree not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Agreement, that the interest payable hereunder and the calculation of interest herein have not been adequately disclosed to them, whether pursuant to Section 4 of the Interest Act (Canada) or any other Applicable Law or legal principle.
(d)    Subsection 5.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)	By notice in writing to the Agent in the form of Schedule 3 (a “Notice of Extension”) given not more than 90 and not less than 45 days prior to each anniversary date of the date of this Agreement, the Borrower may request each Lender to extend the Maturity Date of such Lender for an additional period of 365 days. The Lenders agree that they shall give or withhold their consent in a timely manner so that the Agent may provide a response to the Borrower to the Notice of Extension within thirty (30) days from the date of such receipt, provided that the decision of any Lender to extend the Maturity Date in respect of such Lender shall be at the sole discretion of such Lender. The Borrower shall be entitled to replace any Lender which dissents in response to the Notice of Extension (a “Dissenting Lender”) with another existing Lender or Lenders without the consent of any of the remaining Lenders; or to replace a Dissenting Lender with any financial institution which is not an existing Lender with the consent of the Agent, such consent not to be unreasonably withheld. The Borrower shall be entitled, with the unanimous consent of the Lenders who have agreed to extend, to permanently cancel the Commitment of any Dissenting Lender and repay such Dissenting Lender, at which time the Committed Amount shall be permanently reduced by the amount of such Commitment.

(e)	Section 13.3 of the Credit Agreement is hereby amended by deleting the notice details with respect to the Agent therein and replacing such notice details with the following:
If to the Agent:
The Bank of Nova Scotia

Corporate Banking

Suite 1700, 225 6th Avenue, S.W.
Calgary, AB T2P 1N2
Attention:    Director

Facsimile:    403.221.6497
(f)    Schedule 3 of the Credit Agreement is hereby amended by deleting the reference therein to “three hundred and sixty-four (364)” and replacing such reference with “three hundred and sixty-five (365)”.

ARTICLE 3
CONDITIONS PRECEDENT
3.1    Conditions Precedent
This Amending Agreement shall become effective if and when:
(a)    the Agent shall have received this Amending Agreement duly executed and delivered by the Agent, the Lenders, the Borrower and the General Partner;

(b)    no Event of Default shall have occurred and be continuing; and
(c)    the Borrower shall have paid all fees and expenses in connection with this Amending Agreement including an extension fee of Cdn.$26,250 payable to the Agent.
The conditions set forth above are inserted for the sole benefit of the Lenders and may be waived by the Lenders in whole or in part, with or without terms or conditions.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
4.1    Representations and Warranties True and Correct; No Default or Event of Default
The Borrower and General Partner each hereby represents and warrants to the Agent and the Lenders that after giving effect to this Amending Agreement, (i) each of the representations and warranties of the Borrower and the General Partner, as the case may be, contained in the Credit Agreement and each of the other Credit Documents is true and correct on, and as of the date hereof as if made on such date (except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement) and (ii) no event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default.
ARTICLE 5
MISCELLANEOUS
5.1    No Other Amendments, Waivers or Consents
Except as expressly set forth herein, the Credit Agreement and all Credit Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. The execution, delivery and effectiveness of the waiver and amendments in this Amending Agreement shall not be deemed to be a waiver of compliance in the future or a waiver of any preceding or succeeding breach of any covenant or provision of the Credit Agreement.
5.2    Time
Time is of the essence in the performance of the parties’ respective obligations in this Amending Agreement.
5.3    Governing Law
This Amending Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
5.4    Successors and Assigns

This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and any assigns, transferees and endorsees of the Agent or any Lender. Nothing in this Amending Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Amending Agreement.
5.5    Counterparts
This Amending Agreement may be executed by the parties hereto in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts and facsimiles shall together constitute one and the same agreement.

IN WITNESS OF WHICH the parties hereto have duly executed this Amending Agreement as of the date set forth on the first page of this Agreement.

ALTALINK MANAGEMENT LTD., in its capacity as General Partner of ALTALINK, L.P.
By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President and CFO

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

ALTALINK MANAGEMENT LTD.
By:	/s/ David Koch
Name: David Koch
Title: Executive Vice President and CFO

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore
Title: Vice President, Treasurer

AltaLink (Bilateral) – Fourth Amending Agreement to Third Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as Agent
By:	/s/ Jonathan Leach
Name: Jonathan Leach
Title: Associate Director

By:	/s/ Scarlett Crockatt
Name: Scarlett Crockatt
Title: Director

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Jonathan Leach
Name: Jonathan Leach
Title: Associate Director

By:	/s/ Scarlett Crockatt
Name: Scarlett Crockatt
Title: Director

AltaLink (Bilateral) – Fourth Amending Agreement to Third Amended and Restated Credit Agreement